 THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co.., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS NOTE IS SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. ]

REGISTERED                                                                                                            $________________

NUMBER _______                                                                                                    CUSIP ___________

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES K
(Indexed Note)

/  /          SEE THE ATTACHED PRINCIPAL REPAYMENT
              AMOUNT RIDER for a description of the
              PRINCIPAL REPAYMENT AMOUNT and its method of calculation.

/  /         SEE THE ATTACHED INTEREST OR SUPPLEMENTAL PAYMENT AMOUNT
              RIDER for a description of the INTEREST PAYMENT AMOUNTS OR THE SUPPLEMENTAL PAYMENT AMOUNTS
              and its method of calculation

ORIGINAL ISSUE DATE(1) :
MATURITY DATE:
CALCULATION AGENT:
ADDITIONAL TERMS:
MINIMUM DENOMINATIONS:

          BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, (i) that amount calculated according to the terms of the attached Principal Repayment Amount Rider (the "Principal Repayment Amount") on the Maturity Date specified above (except to the extent redeemed, repaid, or converted prior to the Maturity Date or unless stated otherwise) and (ii) that amount or amounts of interest (the "Interest Payment Amount(s)") or that supplemental amount (the "Supplemental Payment
_______________________
(1)The form provides that interest will acrue from the Original Issue Date.  In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series.  However, in the event a series of Notes is reopened, the authentication date for each tranche ofNotes will be the date that tranche of Notes is settles, which may be different from the Original Issue Date.

Amount") in either case calculated according to the terms attached to the Interest or Supplemental Payment Amount Rider. The Corporation also promises to pay the Interest Payment Amount(s) or Supplemental Payment Amount on the date or dates specified on the attached Interest or Supplemental Payment Amount Rider.

         The term "Maturity," when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder's option or otherwise.

         Any Interest Payment Amounts or Supplemental Payment Amount not punctually paid or duly provided for shall be payable as provided in the Indenture(2). As used herein, except to the extent otherwise provided on the Principal Repayment Amount and Interest or Supplemental Payment Amount Riders, "Business Day" means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment with respect to this Note and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed(3).

       Except to the extent otherwise provided under the Principal Repayment Amount Rider or the Interest or Supplemental Payment Amount Rider, the Principal Repayment Amount and Interest Payment Amounts or Supplemental Payment Amount on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that the Interest Payment Amounts or Supplemental Payment Amount may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of the Principal Repayment Amount and the Interest Payment Amounts or Supplemental Payment Amount payable on the Stated Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

       For both this Note and Notes issued in certificated form, the payment of principal of, premium (if any), accrued interest, and any other amounts due on or after the Maturity Date will be made only upon the presentation and surrender of such Note at the office of the Trustee or successor thereof, and with respect to this Note, in accordance with the procedures of DTC.
___________________
(2)This form does not contemplate th eoffer of Notes to United States Aliens (for United States federal income tax purposes).  If Notes are offered to U nited States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.
(3)This form does not contemplate Notes denominated in a currency other than United States dollars.  if the Notes are denominated in euro or another specified currency other than United States dollars, the definition of "Business Day" in this form of Note, as used, may be modified to contemplate such denomination.

                                                                                           2

         References herein to "U.S. dollars," "U.S.$," or "$" are to the coin or currency of the United States at the time of payment is legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Riders, which shall have the same effect as though fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                                                                           3

       IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                                              BANK OF AMERICA CORPORATION

                                                                               By:____________________________________
[SEAL]                                                                   Title: Senior Vice President

ATTEST:

By:___________________________
Title: Assistant Secretary

                                                                                        4

Certificate of Authentication

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________

                                                                           THE BANK OF NEW YORK,
                                                                            as Trustee

                                                                           By:___________________________
                                                                                         Authorized Signatory

                                                                                           5

[Reverse of Note]

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES K
(Indexed Note)

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series K, initially limited in aggregate principal amount to $10,000,000,000. The Trustee initially shall act as Security Registrar, Transfer Agent, and Issuing and Paying Agent in connection with the Notes. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

SECTION 3. Redemption. This Note is not redeemable prior to the Maturity Date(4).

SECTION 5. Defeasance. The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

SECTION 6. Events of Default. If an Event of Default (defined in the Indenture as (a) the Corporation's failure to pay the principal of (or premium, if any, on) the Notes; (b) the Corporation's failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 7. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at
___________________________
(4)This form does not contemplate redemption of the Note prior to the Stated Maturity Date.  In the Note may be redeemed prior to the Stated Maturity Date, the form of Note, as used, may be modified to provide for the redemption of the Note prior to the Stated Maturity Date.

                                                                                       6

any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of, premium on (if any), interest, or other amounts payable on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 8. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium (if any), interest, and other amounts payable on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 9. Authorized Denominations. The Notes are issuable only as registered Notes without coupons, and unless otherwise set forth above, only in denominations of $___________ and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note is being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes,
                                                                                         7

with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any), interest, and other amounts payable to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

This Note may be exchanged in whole, but not in part, for security-printed certificated Notes, only if (i) DTC notifies the Corporation or the Trustee that it is unwilling or unable to continue to act as depository for this Note in global form or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either such case, a successor depository is not appointed by the Corporation within 60 calendar days, or (ii) the Corporation executes and delivers to the Trustee a written notification that this Note in global form shall be so exchangeable, or (iii) an Event of Default occurs and is continuing with respect to this Note in global form. In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in certificated form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                                                                         8

ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                 TEN COM-- as tenants in common
                 TEN ENT-- as tenants by the entireties
                  JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                  UNIF GIFT MIN ACT--...........................as Custodian for............................
                                                               (Cust)                                           (Minor)
                                           Under Uniform Gifts to Minors Act

                                              ........................................................
                                                                   (State)

            Additional abbreviations may also be used though not in the above list.

_____________________________

ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
           Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________                        _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                                                                                        9

BANK OF AMERICA CORPORATION
Medium-Term Senior Note, Series K
PRINCIPAL REPAYMENT AMOUNT

[formula]
[supplemental amount]
[indexed item]
[valuation date]
[event of default]
[market disruption]
[conversion features and mechanics]
[ability to settle in stock or other non-cash property]
[other]

   10

BANK OF AMERICA CORPORATION
Medium-Term Senior Note, Series K

INTEREST PAYMENT AMOUNTS OR

SUPPLEMENTAL PAYMENT AMOUNT RIDER

[formula]
[Interest Payment Amount(s) or Supplemental Payment Amount determination date(s)]
[dates for payment of Interest Payment Amount(s) or Supplemental Payment Amount]
[indexed item]
[formula/methodology for determining indexed item on determination date(s)]
[delivery of securities or other non-cash property]
[other terms]

                                                                                11